Exhibit 10.19

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT. THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE COMMISSION.

NT AND LICENSOR CONFIDENTIAL

DATA ACQUISITION AGREEMENT

Between

Navigation Technologies North America, LLC, its corporate affiliates and subsidiaries (“NT”)

and

Mobility Technologies, Inc., its corporate affiliates and subsidiaries (“LICENSOR”)

This Data Acquisition Agreement (“Agreement”) is made and entered into between NT and LICENSOR as of the Effective Date:

1)

a)	Effective Date:	April 1, 2004

b)	NT Place of Organization:	Delaware

c)	LICENSOR Place of Incorporation:	Delaware

d)	NT Address:	Navigation Technologies North America, LLC
222 Merchandise Mart Plaza, Suite 900
Chicago, Illinois 60654
Attn: General Counsel
Phone: +1-312-894-7000
Fax: +1-312-894-7228

e)	LICENSOR Address:	Mobility Technologies, Inc.
851 Duportail Road, Suite 220
Wayne, PA 19087
Attn: Controller
Phone: +1-610-407-7400
Fax: +1-610-889-7572

2)              Definitions.

a)              “Coverage Area(s)” or “Market(s)” shall refer to the geographic Metro areas [ * ]

b)             “Derivative Works” shall mean all analogue, digital or other works that are created from and/or based in any way on the Licensor Data.

c)              “End-User(s)” shall mean any entity or person who receives or uses the Licensor Data or information contained therein or derived therefrom for personal use with no right to sublicense or transfer Licensor Data to another entity or person.

d)             [ * ]

e)              “Intellectual Property Rights” shall mean patent rights, copyrights, database rights, trademarks, service marks, and any and all other statutory and legal rights and protections available under applicable laws for the protection of intellectual property.

f)                “Licensor Data” shall mean Licensor’s data, as defined in Exhibit A hereto.

g)             “NT Database” shall mean any geographic database made by or for, and generally released by NT.

h)             [ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

3)              Services/Delivery.   (a) During the Term (as hereinafter defined), Licensor shall provide NT with the Services (as defined in Exhibit A hereof) and subject to the terms of the Service Level Agreement set forth in Exhibit C hereof and other requirements set forth in Exhibit A.    The initial Coverage Area of the Licensor Data included as part of the Services as of the Effective Date is set forth on Exhibit B hereto (the “Initial Coverage Area”).  [ * ]

(b)         [ * ]

(c)          In addition, in the event Licensor provides or agrees to provide [ * ]

(d)         Notwithstanding the foregoing, [ * ]

4)              Grant of License.

a)              License.  Licensor hereby grants NT a non-transferable, worldwide, non-exclusive license to:

i)                 use the Licensor Data and/or the Services  [ * ]

ii)              [ * ]

iii)           [ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

[ * ]

Without limiting the foregoing, NT shall protect Licensor Data with methods and license restrictions which are generally similar to and no less protective than the methods and license restrictions used to protect NT’s geographic database, and in no event less than a reasonable standard of care.  [ * ]

b)             Subcontractors.  NT and Sublicensees shall have the right to use the services of third parties from time to time in the exercise of their respective license rights under Section 4(a), subject to the same restrictions and limitations placed on the license provided to NT hereunder.

c)              [ * ]

d)             [ * ]

e)              Restrictions.  Notwithstanding the foregoing, NT may not broadcast or disseminate the Licensor Data, or license third parties to broadcast or disseminate the Licensor Data via any radio or television systems audio or visual presentation, whether by broadcast, satellite or cable, or via any Internet or World Wide Web site without the prior written permission of Licensor, which Licensor may grant or refuse in its sole discretion.  [ * ]

5)              Maintenance/Quality.  Licensor shall provide the Services in accordance with the service level agreement attached hereto as Exhibit C and the other requirements set forth in Exhibit A.   Licensor shall use commercially reasonable efforts to continue to improve the quality of the Licensor Data in the aggregate during the Term where it is commercially practical to do so.

6)              License Fee.

a)              Initial Advance Payment.  NT shall provide Licensor a prepayment in the amount of Nine Million Eight Hundred Seventy Thousand Dollars ($9,870,000) (the “Initial Advance Payment”, together with all Additional Advance Payments (as hereinafter defined), the “Advance Payment”) which shall be payable as follows via wire transfer to an account designated by Licensor:  (i) One Million Five Hundred Thousand Dollars ($1,500,000) shall be paid  [ * ]

(ii) One Million Five Hundred Thousand Dollars ($1,500,000) shall be paid  [ * ]

(iii) One Hundred Seventy Thousand Dollars ($170,000) shall be paid [ * ]

(for an aggregate of $1,870,000), and (iv) Eight Hundred and Thirty Three Thousand Three Hundred shall be paid [ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

b)             Restrictions on Use of Initial Advance Payment.  Licensor may only use the Initial Advance Payment to fund operations related to the provision of the Licensor Data for the Initial Coverage Area, the Second Coverage Area and the Third Coverage Area to NT hereunder.  Without limiting the foregoing, Licensor may not use all or any portion of the Initial Advance Payment to (i) fund any operations not related to the provision of the Licensor Data to NT for the Initial Coverage Area, the Second Coverage Area or the Third Coverage Area, (ii) repay any funded indebtedness or (iii) make any dividends to its shareholders. Licensor shall maintain accurate records regarding its use of the Initial Advance Payment during the Term.  NT shall have the right once annually, at its own expense and on reasonable notice, to audit Licensor’s records to the extent necessary to verify the use of the Initial Advance Payment and compliance with this Agreement.  NT shall ensure all information obtained during the audits is maintained strictly confidential and is subject to the terms of Section 14(b).

c)              Additional Advance Payment. Licensor shall, upon request of NT, add additional Coverage Areas (the “Approved Additional Coverage Areas”) for the Licensor Data provided by Licensor as part of the Services; provided that (i) such Approved Additional Coverage Areas must be one of the Coverage Areas identified on Exhibit E hereto;  [ * ]

d)             Restriction on Use of Additional Advance Payment.  Licensor may only use the Additional Advance Payment to fund operations related to the provision of the Licensor Data for the Approved Additional Coverage Areas.  Without limiting the foregoing, Licensor may not use all or any portion of the Additional Advance Payment to (i) fund any operations not related to the provision of the Licensor Data for the Approved Additional Coverage Areas to NT, (ii) repay any funded indebtedness or (iii) make any dividends to its shareholders.  Licensor shall maintain accurate records regarding its use of the Additional Advance Payment during the Term.  NT shall have the right once annually, at its own expense and on reasonable notice, to audit Licensor’s records to the extent necessary to verify the use of the Additional Advance Payment and compliance with this Agreement.  NT shall ensure that all information obtained during the audits is maintained strictly confidential and is subject to the terms of Section 14(b).

e)              Application of Advance Payment.  The Advance Payment shall be applied against any license fees due hereunder, and NT shall not be required to pay Licensor any additional license fees unless and until the entire amount of the Advance Payment has been applied.

f)                License Fee Reports/Payment.  Within forty-five (45) days after the end of each calendar quarter, NT shall send Licensor a license fee report setting forth the calculation of the license fees due by NT to Licensor for such calendar quarter, the amount of the Advance Payment applied against such license fees and the remaining amount of the Advance Payment that has not yet been applied.  To the extent that all of the Advance Payment has been applied, NT shall include its payment along with the license fee report.  Licensor shall have the right once annually during the Term, at its own expense and on reasonable notice, to audit NT’s records to the extent necessary to verify the license fee report.  Licensor shall ensure all information obtained during the audits is maintained strictly confidential and is subject to the terms of Section 14(b).

g)             License Fees for  [ * ]  The license fees due by NT to Licensor hereunder for  [ * ]

shall equal the following amounts per End-User per month based on the number of Coverage Areas where NT is commercially using any Licensor Data. [ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

[ * ]

h)             License Fees for Other Applications.  During the Term, the parties agree to use good faith efforts to agree to license fees for applications other than  [ * ], which applications and pricing would be defined in a written amendment to this Agreement or as otherwise agreed in writing by the parties.  Without limiting the foregoing, the parties will use commercially reasonable efforts to seek to reach such written agreement within thirty (30) days of the Licensor’s receipt of the definition of the new application and its uses.

i)                 No Other Fees.  NT shall not be required to pay any fees, payments, royalties, or other amounts other than those expressly set forth in this Section.

j)                 Currency.  All references to “dollars” or “$” shall refer to U.S. Dollars.

k)              Acknowledgement.  For purposes of this Agreement, Licensor recognizes the License Fees [ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

[ * ]

7)              [ * ]

8)              Traffic Codes.  [ * ]

9)              Representations and Warranties/Rights Reserved/Other Covenants.

a)              Licensor represents and warrants that it has all rights necessary to grant the licenses herein, and that the Licensor Data and the Services do not in any way infringe the Intellectual Property Rights of any third party. Nothing stated herein shall be deemed to grant, transfer, assign or set over unto NT any right, title, interest or ownership of any or all Licensor Data and Services, including all Intellectual Property Rights thereto (except as expressly set forth herein), all of which are hereby expressly reserved by Licensor.  WITH THE EXCEPTION OF THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, LICENSOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, ACCURACY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE RELATING TO ANY PERFORMANCE OF ANY OF ITS OBLIGATIONS HEREUNDER OR ALL OR ANY PORTION THEREOF.

b)             Subject to clause 9(a), NT owns all right, title and interest, including all Intellectual Property Rights, in and to the NT Database and any Derivative Works, except that such rights, titles and interest, including all Intellectual Property Rights, shall not include Licensor Data and Services.  Licensor acknowledges and agrees that it shall not acquire or assert any right, title or interest in or to the NT Database or Derivative Works, or any Intellectual Property Rights thereto, based on any use or incorporation of Licensor Data as permitted under this Agreement or otherwise.

c)              Each party agrees that all rights, title and interest, including any Intellectual Property Rights, in any work created or developed by a party in connection with this Agreement shall remain with that party.  Rights to any work jointly developed by the parties will be mutually agreed upon in writing prior to the work starting.

d)             [ * ]

e)              [ * ]

f)                NT agrees that to the extent it enters into agreements with third parties to license the Licensor Data and/or Services that includes limitations of liability, NT will include Licensor in such limitation (e.g. if the provision states that NT shall not be

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

responsible for consequential damages, NT could satisfy this requirement by modifying the provision to state that “neither NT nor its licensors shall be responsible for consequential damages”).

10)        Limitation of Liability & Indemnity.

a)              Under no circumstances will either party be liable under any provision of this Agreement, contract, law, statute or other legal or equitable theory for any consequential, indirect, special, punitive or incidental damages, or lost profits.

b)             [ * ]

c)              Licensor shall indemnify and hold harmless NT from and against any and all claims, actions, liabilities and damages, including costs and attorneys fees, arising out of or in connection with an assertion that the Licensor Data or Services as supplied by Licensor to NT infringes any copyright or other Intellectual Property Right of a third party; provided that (i) Licensor is promptly notified in writing of such claim or suit, (ii) Licensor shall have the sole control of the defense and/or settlement thereof, and (iii) NT furnishes to Licensor, on request, all relevant information available to NT and reasonable cooperation for such defense.  Licensor shall have no obligation to indemnify NT (i) for any claim that arises solely under the circumstances set forth in the first sentence of Section 10(d) below or (ii) to the extent such claim arises solely as a result of NT’s modification or alteration of the Licensor Data or the combination by NT of the Licensor Data with other data.  The limitations of liability in Sections 10(a) and (b) shall not apply to Licensor’s indemnification obligations under this Section 10(c).

d)             NT shall indemnify and hold harmless Licensor from and against any and all claims, actions, liabilities and damages, including costs and attorney fees, arising out of or in connection with an assertion that the NT Database or any data disseminated by NT other than the Licensor Data infringes any copyright or other Intellectual Property Right of a third party; provided that (i) NT is promptly notified in writing of such claim or suit, (ii) NT shall have the sole control of the defense and/or settlement thereof, and (iii) Licensor furnishes to NT, on request, all relevant information available to Licensor and reasonable cooperation for such defense.    NT shall have no obligation to indemnify Licensor (i) for any claim that arises solely under the circumstances set forth in the first sentence of Section 10(c) above.  The limitations of liability in Sections 10(a) and (b) shall not apply to NT indemnification obligations under this Section 10(d).

e)              Each party shall indemnify the other from and against any and all third party claims, actions, liabilities and damages, including costs and attorneys’ fees, arising out of or in connection with the other party’s breach of a representation or warranty set forth herein, or failure to perform or comply with any term of this Agreement; provided that NT shall have taken all reasonable actions to mitigate third party claims, liabilities and damages. [ * ]

11)        Successors and Assigns.  The rights and obligations of each party under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party, which consent will not be unreasonably withheld, except that either party may assign this Agreement to a parent, subsidiary, or any entity that acquires substantially all of its stock, assets or business.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

12)        Legal Relationship.  This Agreement does not constitute a partnership or agency between the parties and each party shall not assume or create any obligation or liability on behalf of the other party to this Agreement in any manner whatsoever.

13)        Force Majeure.  In the event of any delay in performance by either party due to any cause arising from or attributable to acts, events, non-happenings, omissions, accidents or acts of God beyond the reasonable control of such party, the party affected thereby shall be under no liability for loss or injury suffered by the other party as a result thereof and the performance of such obligation by the party affected thereby shall be suspended during such delay and upon cessation of the cause of such delay, this Agreement shall again become fully operative and such affected party shall immediately rectify such delay in performance, provided that, if such delay pertains to a material obligation of the party affected by such event of force majeure and such delay shall exceed 6 (six) months, either party shall be entitled to terminate this Agreement by written notice to the other.

14)        Confidentiality.

a)              Each party agrees that this Agreement and the contents thereof are confidential and shall not be disclosed to any third party without the prior written permission of the other party; provided that either party may disclose this Agreement to its actual and potential security holders (debt and/or equity) so long as such parties are subject to restrictions on disclosure no less restrictive than the restrictions set forth herein.

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

b)             Each party agrees that all patents, code, designs, formulations, inventions, algorithms, know-how and ideas and all other business, technical and financial information they obtain from the other are the confidential property of the disclosing party (“Confidential Information” of the disclosing party).  Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Confidential Information of the disclosing party and shall similarly bind its employees.  Upon termination of this Agreement or upon request of the disclosing party, the receiving party will return to the disclosing party all Confidential Information of such disclosing party, all documents and media containing such Confidential Information and any and all copies or extracts thereof.  The provisions of this clause shall not apply to the whole or any part of the confidential information to the extent that it: (1) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or (2) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or (3) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or (4) was independently developed by employees or consultants of the receiving party without access to such Confidential Information.  It shall not be a violation of this Agreement if a receiving party discloses particular Confidential Information of a disclosing party when required to disclose such Confidential Information by law or by order of a court of competent jurisdiction; provided that the receiving party uses its commercially reasonable efforts to promptly notify the disclosing party of such law or order, and reasonably cooperates in any attempt by the disclosing party to quash such requirement or minimize the required disclosure.

c)              The parties agree that Licensor Data, as used by NT in accordance with this Agreement, shall not constitute Confidential Information.

15)        Term/Termination.

a)              Term.  The term of this Agreement shall be for a period of five (5) years beginning on the Effective Date (the “Initial Term”, together with any extensions, the “Term”).  No less than twelve (12) months before the expiration of this Agreement, both parties shall begin good faith efforts to negotiate an extension to this Agreement or a new agreement regarding the subject matter hereof.

b)             Termination for Breach.  Either party may terminate this Agreement by written notice if the other party fails to cure any material breach within 30 days of receipt of written notice of such breach.

c)              Termination for Force Majeure.  This Agreement may be terminated as provided in Section 13 (Force Majeure) .

d)             Termination for Bankruptcy.  Either party may terminate this Agreement immediately if any of the following events occur affecting the other party: (a) voluntary bankruptcy or application for bankruptcy; (b) involuntary bankruptcy or application for bankruptcy not discharged within 60 days; (c) appointment of receiver or trustee in bankruptcy for all or a portion of the other party’s assets; or (d) an assignment for the benefit of creditors.

e)              Termination for Certain Acquisitions.  NT shall have the right to immediately terminate this Agreement in the event Licensor sells all or substantially all of its business (whether by stock sale, asset sale, merger or otherwise) to  [ * ]. Similarly, Licensor shall have the right to immediately terminate this Agreement in the event NT sells all or substantially all of its business (whether by stock sale, asset sale, merger or otherwise) to  [ * ].

16)        Post-Termination/Expiration Obligations and Rights.

a)              Upon expiration or termination of this Agreement, Licensor shall repay NT, within ninety (90) days after such expiration or termination, an amount equal to the unapplied Advance Payment less the Aggregate Unapplied Minimum (as hereinafter defined).  The “Aggregate Unapplied Minimum” shall mean the sum of the Unapplied Minimums (as hereinafter defined) for each annual period of this Agreement.  The “Unapplied Minimums” shall mean, for each annual period of this Agreement, the amount by which the license fees due hereunder is less than the minimum license fees for such annual period set forth below, if any:

Minimum License Fees

Year 1	$400,000

Year 2	$400,000

Year 3	$400,000

Year 4	$800,000

Year 5	$1,000,000

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Notwithstanding the foregoing, in the event NT terminates this Agreement in accordance with Section 15(b), (c), (d) or (e), the Aggregate Unapplied Minimums shall only mean the sum of the Unapplied Minimums (or pro rated amounts thereof) up to such date of termination.

b)             Upon expiration of this Agreement, if the total Advance Payment exceeded Eight Million Dollars ($8,000,000), Licensor may delay a portion of its payment obligation determined in Section 16(a) by reducing such amount by the “Amortizable Amount”, defined as the lesser of either (i) the total Advance Payment minus Eight Million Dollars ($8,000,000) or (ii) the total Advance Payment minus the sum of the applied Advance Payment and the Aggregate Unapplied Minimum (as calculated in Section 16(a)).  The Amortizable Amount shall be repaid over a three (3) year period using an interest rate of prime plus 1% beginning at the expiration of this Agreement with payments made quarterly.

17)        Dispute Resolution.

a)              Any dispute arising out of or in connection with this Agreement shall in the first instance be referred for consideration and possible resolution to the duly authorized representative of NT and Licensor.

b)             Alternative Dispute Resolution.  In case of any controversy or claim arising out of or related to this Agreement, the parties agree to meet to resolve such dispute in good faith.  Should such a resolution not be reached within thirty (30) calendar days, or any longer period mutually agreed to by the parties, the parties agree to submit disputes between them relating to this Agreement, and its formation, breach, performance, interpretation, and application to arbitration as set forth in this Section 17. Arbitration will be conducted pursuant to the Commercial Rules of the American Arbitration Association, as modified herein.  Unless the parties can agree upon a mutually acceptable single arbitrator within fifteen (15) days after the date specified in the written notice of the party requesting arbitration, each party will appoint a single arbitrator within an additional fifteen (15) days thereafter.  The two arbitrators so chosen will appoint a third arbitrator who must have knowledge of the subject matter contemplated in this Agreement within an additional fifteen (15) days thereafter, or if an arbitrator with such knowledge cannot be reasonably appointed in such time, then an arbitrator that the initial two arbitrators determine would be most suitable for the matter.  The arbitration hearing will be commenced within sixty (60) days after the mutual appointment of one arbitrator or the appointment of all three arbitrators and the hearing will be completed and an award rendered in writing within thirty (30) days after the commencement of the hearing, unless the arbitrators determine that exceptional circumstances justify delay.  The arbitration will be conducted in Wilmington, DE.  The decision of the arbitrators will be binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction.  Each party will bear its own legal expenses and costs of arbitration, including attorneys’ fees.  The costs and expenses of the arbitration proceedings, including applicable arbitrators’ fees and expenses, will be borne equally by the parties or as otherwise determined by the arbitrators.  Notwithstanding the foregoing, either party may seek injunctive relief in a court of law or equity to enforce, assert, or preserve its rights in: (i) any intellectual property, including, without limitation, any rights it has in patents, copyrights, trademarks, or trade secrets; or (ii) confidential or proprietary information as described in this Agreement.  This Section will in no way be construed to allow for an award of monetary damages other than by arbitration.  To the fullest extent permitted by applicable law, each of the parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, or cause of action arising out of or based upon this Agreement whether now existing or hereafter arising or whether in contract, in tort, or otherwise.  Each party hereby submits to the personal jurisdiction of the State and Federal courts in the State of Delaware for purposes of the enforcement of any awards pursuant to arbitration and for purposes of the appropriate court to provide injunctive relief.

18)        Notices.  All notices required or permitted under this Agreement must be in writing and delivered by hand, fax or nationally recognized overnight courier addressed if to NT and if to Licensor at the NT Address and Licensor Address, respectively, set forth on the cover page of this Agreement, or at such other address as either party shall have furnished to the other in writing.  All such notices and other written communications shall be effective (1) if sent by overnight courier, two business days after mailing and (2) if sent otherwise, upon delivery.

19)        Press Releases.  Neither party shall issue any press release or make any other written public disclosures regarding this Agreement or the terms thereof without the prior written consent of the other party, unless required by law or by order of a court of competent jurisdiction.

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

20)        General

a)              This Agreement constitutes the entire agreement between the parties with regard to the subject matter thereof and no other conditions, warranties, guarantees and representations shall be of any force or effect other than those that are included herein.

b)             No alteration or variation to, or consensual cancellation of this Agreement shall be of any force or effect unless it is recorded in writing and signed by all the parties to this Agreement.

c)              No failure by a party to enforce any provision of this Agreement shall constitute a waiver of such provision or affect in any way a party’s right to require performance of any such provision at any time in the future, nor shall the waiver of any subsequent breach nullify the effectiveness of the provision itself.

d)             In the event that any of the terms of this Agreement are found to be invalid, unlawful or unenforceable, such terms will be severable.  If any invalid term is capable of amendment to render it valid, the parties agree to negotiate an amendment to remove the invalidity.

e)              The parties shall each pay their own costs of negotiating, drafting, preparing and implementing this Agreement and the appendices to it.

f)                Execution of this Agreement by the parties hereto in counterparts hereof shall constitute valid execution.

g)             Each party warrants to the other party that it has power, authority and legal right to sign and perform this Agreement and that this Agreement has been duly authorized by all necessary actions of its directors and constitutes valid and binding obligations on it in accordance with the terms of this Agreement.

h)             Subject to Section 17, any party shall be entitled to institute all or any proceedings against the other in connection with this Agreement in the applicable courts in the State of Delaware.  The parties hereby consent and submit to the jurisdiction of those courts.

i)                 This Agreement shall be construed and governed by the laws of the State of Delaware without giving effect to the conflict of laws provisions.  The United Nations Convention for the International Sale of Goods is expressly excluded.

j)                 Sections 9 (Rights Reserved), 10 (Limitation of Liability and Indemnity), 14 (Confidentiality), 16 (Post-Termination Expiration Obligations and Rights) and 20 (General) shall survive termination or expiration of this Agreement.

* * *

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date above first written.

MOBILITY TECHNOLOGIES, INC.		NAVIGATION TECHNOLOGIES NORTH AMERICA, LLC

By:	/s/ CHRISTOPHER M. ROTHEY	By:	/s/ JOHN K. MACLEOD

Name:	CHRISTOPHER M. ROTHEY	Name:	JOHN K. MACLEOD

Title:	COO	Title:	EVP

Date:	3/24/04	Date:	3/26/04

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Exhibit A – Definition of Licensor Data and Services

(a)                                  Licensor Data.  During the Term, Licensor shall provide NT with the Licensor Data at the time and for the Coverage Areas set forth in the Agreement, and pursuant to the terms set forth in Exhibit C hereto. [ * ]

(b)         Services.  During the Term, Licensor shall provide NT with the Services for the Coverage Areas set forth in the Agreement in accordance with the Service Level Agreement attached hereto as Exhibit C. [ * ]

(c)          System Availability and Support

i)                 Telephone and Email Support.  Licensor shall provide email and telephone support to NT in connection with the Services [ * ]

ii)              Notice of Change.  Licensor will provide NT a minimum of [ * ]     prior written notification of changes to the format or access method of the data feed as permitted in (a) and (b) above.

(d)         Coverage Area & Hours of Operation

a)              Coverage Area

Coverage Area	Geographic extent of incidents and flow within a metropolitan area	[ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

b)             Hours of Operation

Coverage	Description	Value

Hours of Operation	Unscheduled Incidents Scheduled Incidents Flow Data	[ * ]

[ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Exhibit B – Initial Coverage Area

Rank*	Market
1	New York, NY
2	Los Angeles, CA
3	Chicago, IL
4	San Francisco, CA
5	Dallas - Ft. Worth, TX
6	Philadelphia, PA
7	Houston-Galveston, TX
8	Washington, DC
10	Detroit, MI
15	Phoenix, AZ
19	Baltimore, MD
20	St. Louis, MO
23	Pittsburgh, PA
30	San Jose, CA

*Rank is the Market Rank determined by radio market size as reported by BIA.

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Exhibit C – Service Level Agreement

[ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

[ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

[ * ]

4.7                                 License fee adjustments for quality

[ * ]

Nothing in this Section 4.7 shall in any way limit NT’s right to terminate the Agreement pursuant to Section 15 of the Agreement; provided, however, that NT may only terminate this Agreement based on this Section 4 of this Service Level Agreement if (i) the total population coverage (as determined by NT from a nationally recognized source of such information [ * ]) subject to license fee adjustments under this Section 4.7 exceeds 15% of the Covered Population for at least 180 contiguous days or (ii) any one (1) Coverage Area is subject to license fee adjustments under this Section 4.7 for longer than 270 contiguous days.

[ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

[ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

[ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Exhibit D – Third Coverage Area

Rank *	Market
18	Nassau-Suffolk, NY
21	Tampa-St. Petersburg-Clearwater, FL
27	Sacramento, CA
28	Riverside-San Bernardino, CA
34	Providence-Warwick-Pawtucket, RI
36	Middlesex-Somerset-Union, NJ
38	Orlando, FL
52	Monmouth-Ocean, NJ
60	Westchester, NY
76	Wilmington, DE
77	Sarasota – Bradenton, FL

* Rank is the Market Rank determined by radio market size as reported by BIA.

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Exhibit E

Rank	Market
1	New York, NY
2	Los Angeles, CA
3	Chicago, IL
4	San Francisco, CA
5	Dallas - Ft. Worth, TX
6	Philadelphia, PA
7	Houston-Galveston, TX
8	Washington, DC
9	Boston, MA
10	Detroit, MI
11	Atlanta, GA
12	Miami-Ft. Lauderdale-Hollywood, FL
14	Seattle-Tacoma, WA
15	Phoenix, AZ
16	Minneapolis - St. Paul, MN
17	San Diego, CA
18	Nassau-Suffolk, NY
19	Baltimore, MD
20	St. Louis, MO
21	Tampa-St. Petersburg-Clearwater, FL
22	Denver - Boulder, CO
23	Pittsburgh, PA
24	Portland, OR
25	Cleveland, OH
26	Cincinnati, OH
27	Sacramento, CA
28	Riverside-San Bernardino, CA
29	Kansas City, MO-KS
30	San Jose, CA
31	San Antonio, TX
32	Salt Lake City - Ogden, UT
33	Milwaukee - Racine, WI

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Rank	Market
34	Providence-Warwick-Pawtucket, RI
35	Columbus, OH
36	Middlesex-Somerset-Union, NJ
37	Charlotte-Gastonia-Rock Hill, NC
38	Orlando, FL
39	Las Vegas, NV
40	Norfolk-Virginia Beach-Newport News, VA
41	Indianapolis, IN

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Exhibit F

Rank	Market
1	New York, NY
2	Los Angeles, CA
3	Chicago, IL
4	San Francisco, CA
5	Dallas - Ft. Worth, TX
6	Philadelphia, PA
7	Houston-Galveston, TX
8	Washington, DC
9	Boston, MA
10	Detroit, MI
11	Atlanta, GA
12	Miami-Ft. Lauderdale-Hollywood, FL
14	Seattle-Tacoma, WA
15	Phoenix, AZ
16	Minneapolis - St. Paul, MN
17	San Diego, CA
18	Nassau-Suffolk, NY
19	Baltimore, MD
20	St. Louis, MO
21	Tampa-St. Petersburg-Clearwater, FL
22	Denver - Boulder, CO
24	Portland, OR
25	Cleveland, OH
26	Cincinnati, OH
29	Kansas City, MO-KS
31	San Antonio, TX
32	Salt Lake City - Ogden, UT
33	Milwaukee - Racine, WI
35	Columbus, OH
37	Charlotte-Gastonia-Rock Hill, NC
39	Las Vegas, NV

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Rank	Market
40	Norfolk-Virginia Beach-Newport News, VA
41	Indianapolis, IN
42	Austin, TX
43	Greensboro-Winston Salem-High Point, NC
44	New Orleans, LA
45	Nashville, TN
46	Raleigh - Durham, NC
47	West Palm Beach-Boca Raton, FL
48	Memphis, TN
49	Hartford-New Britain-Middletown, CT
50	Jacksonville, FL
51	Buffalo-Niagara Falls, NY
53	Oklahoma City, OK
54	Rochester, NY
55	Louisville, KY
56	Richmond, VA
57	Birmingham, AL
58	Dayton, OH
59	Greenville-Spartanburg, SC
61	Honolulu, HI
62	Tucson, AZ
63	McAllen-Brownsville-Harlingen, TX
64	Albany-Schenectady-Troy, NY
65	Tulsa, OK
66	Grand Rapids, MI
67	Ft. Myers-Naples-Marco Island, FL
68	Fresno, CA
69	Wilkes Barre - Scranton, PA
70	Allentown - Bethlehem, PA
71	Albuquerque, NM
72	Knoxville, TN
73	Akron, OH
74	Omaha - Council Bluffs, NE-IA

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Rank	Market
75	Monterey-Salinas-Santa Cruz, CA
78	El Paso, TX
79	Harrisburg-Lebanon-Carlisle, PA
80	Syracuse, NY
81	Springfield, MA
82	Toledo, OH
83	Baton Rouge, LA
84	Greenville-New Bern-Jacksonville, NC
85	Little Rock, AR
86	Gainesville - Ocala, FL
87	Bakersfield, CA
88	Stockton, CA
89	Charleston, SC
90	Columbia, SC
91	Des Moines, IA
92	Spokane, WA

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Exhibit G – Documented Bugs and Errors December 2003

#	TYPE	ISSUE	PRIORITY	DATE NOTIFIED	STATUS	COMMENTS

	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

#	TYPE	ISSUE	PRIORITY	DATE NOTIFIED	STATUS	COMMENTS

	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.

Exhibit H

[ * ]

[*]  Confidential material omitted pursuant to a request for confidential treatment. The non-public information has been filed with the Commission.